NEWS RELEASE

For immediate release

Contact: Charles D. Troiano at (212) 978-4710

Odyssey Re Holdings Corp. Reports 2003 First Quarter Results

New York, NY — May 1, 2003 — Odyssey Re Holdings Corp. (NYSE & TSX: ORH) today reported its first quarter results.

Net income after tax amounted to $46.6 million, or $0.72 per common share for the quarter ended March 31, 2003 compared to $19.4 million or $0.30 per common share for the quarter ended March 31, 2002. The first quarter 2002 also included the cumulative effect of a change in accounting principle which generated a gain of $36.9 million or $0.56 per common share as a result of the full amortization of negative goodwill due to the release of new accounting pronouncements at that time. All references to per share amounts in this earnings release are on a diluted basis. Included in the first quarter 2003 and 2002 net income were net realized capital gains of $38.3 million and $0.7 million, respectively, which on an after-tax basis, amounted to $24.9 million and $0.5 million, or $0.38 and $0.01 per common share, respectively.

Operating income after taxes, which excludes realized capital gains and the cumulative effect of a change in accounting principle, for the first quarter 2003 was $21.7 million, or $0.34 per common share, compared to $18.9 million, or $0.29 per common share for the first quarter 2002. The net combined ratio for the first quarter 2003 was 98.9% compared to 98.8% for the first quarter 2002.

Stockholders’ equity amounted to $1.13 billion at March 31, 2003 an increase of $257.5 million or 29.6% compared to March 31, 2002.

Commenting on the first quarter results, Andrew A. Barnard, President and Chief Executive Officer, stated: “We are pleased to report once again strong bottom line profits at OdysseyRe. Executing our total return philosophy, book value grew by 7% in the quarter, while after tax return on beginning stockholders’ equity came in at an annualized rate of 17.6%. Each of our operating divisions enjoyed solid advances in a buoyant market. Our combined ratio of 98.9% demonstrates the advantages we enjoy as a diversified, global company.”

Gross premiums written for the three months ended March 31, 2003 were $563.8 million, an increase of $160.0 million, or 39.6%, compared to $403.8 million for the three months ended March 31, 2002. Net premiums written for the first quarter 2003 were $489.9 million, an increase of 35.0% over the prior year’s first quarter net premiums written of $362.8 million. Premium growth was evident throughout OdysseyRe’s four business segments — the Americas, EuroAsia, London Market and U.S. Insurance. Effective January 1, 2003, insurance business underwritten by Hudson Insurance Company, which was previously included in the Americas division, and the 2003 new and renewal Healthcare business have been combined into a new business segment, U.S. Insurance. For comparative purposes, the 2002 segment information included in this earnings release has been restated on a basis consistent with the 2003 structure. Gross premiums written increased in the first quarter 2003 compared to the first quarter 2002 by 19.0% in the Americas, 86.6% in EuroAsia, 14.9% in the London Market, and 326.4% in the U.S. Insurance segment.

Total net investment results, which include net investment income and net realized gains, amounted to $70.7 million in the first quarter 2003 compared to $28.9 million in the first quarter 2002. Net investment income, excluding net realized capital gains, amounted to $32.4 million for the first quarter 2003 compared to $28.2 million for the first quarter of 2002. Net realized capital gains increased to $38.3 million for the three months ended March 31, 2003 from $0.7 million for the first quarter of 2002. Realized capital gains were predominately from the sale of fixed income securities.

Odyssey Re Holdings Corp., 140 Broadway, New York, NY 10005 — Phone: (212) 978-4700 — Fax: (212) 344-4229

For the three months ended March 31, 2003, net cash flow from operations was $111.3 million compared to cash flow from operations of $15.5 million for the first quarter 2002.

At March 31, 2003 investments and cash totaled $3.3 billion, an increase of $208.3 million from December 31, 2002; total assets amounted to $5.3 billion at March 31, 2003. Net book value per common share at March 31, 2003 was $17.37, an increase of $1.12 per share from $16.25 at December 31, 2002.

OdysseyRe paid a cash dividend of $0.025 per share on March 31, 2003. The total dividend payment amounted to approximately $1.6 million.

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Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty, program and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries Odyssey America Reinsurance Corporation, Hudson Insurance Company and Newline Underwriting Management Limited.

With $1.13 billion in stockholders’ equity at March 31, 2003, the Company underwrites through four divisions: Americas, EuroAsia, London Market and U.S. Insurance, with major underwriting centers in the United States, London, Paris, Singapore, Latin America and Toronto.

Odyssey Re Holdings Corp. is listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol ORH. OdysseyRe is rated “A” by A.M. Best Company and “A-” by Standard & Poor’s.

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Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; changes in interest rates; changes in premium volumes; increased competition; regulatory and legislative changes; changes in loss payment patterns; changes in estimated overall adequacy of loss and LAE reserves; changes in key management personnel; changes in general market or economic conditions; and other factors which are described in the Company’s filings with the Securities and Exchange Commission.

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Visit OdysseyRe’s Web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Financial Information.”

# # #

Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS
MARCH 31, 2003 (UNAUDITED) AND DECEMBER 31, 2002
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	March 31,	December 31,
	2003	2002

ASSETS
Investments and cash:
Fixed income securities, at fair value (amortized cost $2,057,820 and $1,964,758, respectively)	$2,110,059	$1,992,574
Redeemable preferred stock, at fair value (cost $13,398 and $13,398, respectively)	11,342	12,694
Equity securities:
Common stocks, at fair value (cost $183,117 and $146,028, respectively)	184,837	152,560
Common stocks, at equity	107,466	101,021
Short-term investments, at cost which approximates fair value	110,445	189,161
Other invested assets	161,348	149,649
Cash and cash equivalents	605,235	484,744

Total investments and cash	3,290,732	3,082,403
Investment income due and accrued	24,057	26,358
Reinsurance balances receivable	442,792	430,491
Reinsurance recoverable on loss payments	153,129	80,473
Reinsurance recoverable on unpaid losses	898,157	1,026,979
Prepaid reinsurance premiums	93,731	92,525
Funds held by ceding insurers	117,953	112,747
Deferred acquisition costs	134,349	128,890
Deferred federal and foreign income taxes	103,530	108,314
Other assets	67,172	215,780

Total assets	$5,325,602	$5,304,960

LIABILITIES
Unpaid losses and loss adjustment expenses	$2,949,133	$2,871,552
Unearned premiums	645,609	602,562
Debt obligations	208,113	206,340
Reinsurance balances payable	146,249	108,257
Funds held under reinsurance contracts	142,613	238,233
Current federal and foreign income taxes	21,045	1,285
Other liabilities	84,037	220,648

Total liabilities	4,196,799	4,248,877

STOCKHOLDERS’ EQUITY
Preferred stock, 200,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 65,142,857 shares issued	651	651
Additional paid-in capital	793,334	793,334
Treasury stock, 138,894 shares, at cost	(2,305)	(2,305)
Unearned compensation	(4,289)	(4,572)
Accumulated other comprehensive income, net of deferred income taxes	49,219	21,736
Retained earnings	292,193	247,239

Total stockholders’ equity	1,128,803	1,056,083

Total liabilities and stockholders’ equity	$5,325,602	$5,304,960

ODYSSEY RE HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
THREE MONTHS ENDED MARCH 31, 2003 AND 2002 (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2003	2002

REVENUES
Gross premiums written	$563,841	$403,753
Ceded premiums written	73,912	40,932

Net premiums written	489,929	362,821
Increase in unearned premiums	(42,606)	(79,506)

Net premiums earned	447,323	283,315
Net investment income	32,400	28,203
Net realized investment gains	38,264	737

Total revenues	517,987	312,255

EXPENSES
Losses and loss adjustment expenses	305,725	191,350
Acquisition costs	116,098	71,606
Other underwriting expenses	20,759	16,835
Other expense, net	2,967	726
Interest expense	2,046	2,182

Total expenses	447,595	282,699

Income before income taxes and cumulative effect of a change in accounting principle	70,392	29,556

Federal and foreign income tax provision (benefit):
Current	33,720	—
Deferred	(9,907)	10,155

Total federal and foreign income tax provision	23,813	10,155

Income before cumulative effect of a change in accounting principle	46,579	19,401
Cumulative effect of a change in accounting principle	—	36,862

NET INCOME	$46,579	$56,263

BASIC
Weighted average shares outstanding	64,690,904	64,757,319

Basic earnings per share	$0.72	$0.87

DILUTED
Weighted average shares outstanding	65,060,494	65,142,857

Diluted earnings per share	$0.72	$0.86

DIVIDENDS
Dividends declared per share	$0.025	$0.025

COMPREHENSIVE INCOME (LOSS)
Net income	$46,579	$56,263
Other comprehensive income (loss), net of tax	27,483	(4,435)

Comprehensive income	$74,062	$51,828

ODYSSEY RE HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
THREE MONTHS ENDED MARCH 31, 2003 AND 2002 (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2003	2002

COMMON STOCK
Balance, beginning and end of period	$651	$651

ADDITIONAL PAID-IN CAPITAL
Balance, beginning and end of period	793,334	793,334

TREASURY STOCK
Balance, beginning of period	(2,305)	—
Purchases during the period	—	(204)
Reissuance during the period	—	100

Balance, end of period	(2,305)	(104)

UNEARNED COMPENSATION
Balance, beginning of period	(4,572)	(5,704)
Amortization during the period	283	286

Balance, end of period	(4,289)	(5,418)

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS), NET OF DEFERRED INCOME TAXES
Balance, beginning of period	21,736	(12,985)
Net increase during the period	27,483	(4,435)

Balance, end of period	49,219	(17,420)

RETAINED EARNINGS
Balance, beginning of period	247,239	45,576
Net income	46,579	56,263
Dividends to stockholders	(1,625)	(1,628)

Balance, end of period	292,193	100,211

TOTAL STOCKHOLDERS’ EQUITY	$1,128,803	$871,254

COMMON SHARES (SHARES OUTSTANDING)
Balance, beginning of period	65,003,963	65,142,857
Net treasury shares acquired	—	(7,394)

Balance, end of period	65,003,963	65,135,463

ODYSSEY RE HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2003 AND 2002 (UNAUDITED)
(IN THOUSANDS)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2003	2002

OPERATING ACTIVITIES
Net income	$46,579	$56,263
Less: cumulative change in accounting principle	—	(36,862)

Income before cumulative effect of a change in accounting principle	46,579	19,401
Adjustments to reconcile net income to net cash provided by operating activities:
Reinsurance balances and funds held, net	(147,792)	(86,832)
Unearned premiums	41,841	79,001
Unpaid losses and loss adjustment expenses	206,403	(6,439)
Federal and foreign income taxes	9,853	9,966
Other assets and liabilities, net	(313)	21,413
Deferred acquisition costs	(5,459)	(19,960)
Net realized investment gains	(38,264)	(737)
Bond premium amortization, net	(1,520)	(323)

Net cash provided by operating activities	111,328	15,490

INVESTING ACTIVITIES
Maturities of fixed income securities	1,907	2,148
Sales of fixed income securities	1,269,958	35,419
Purchases of fixed income securities	(1,302,334)	(12,355)
Sales of equity securities	1,334	3,475
Purchases of equity securities	(38,155)	(20,926)
Purchases of other invested assets	(638)	(1,522)
Decrease (increase) in short-term investments	78,716	(11,713)

Net cash provided by (used in) investing activities	10,788	(5,474)

FINANCING ACTIVITIES
Dividends	(1,625)	(1,628)
Purchase of treasury stock	—	(100)

Net cash used in financing activities	(1,625)	(1,728)

Increase in cash and cash equivalents	120,491	8,288
Cash and cash equivalents, beginning of period	484,744	375,142

Cash and cash equivalents, end of period	$605,235	$383,430

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS
FOR THE THREE MONTHS ENDED
MARCH 31, 2003 AND 2002
(UNAUDITED)
(IN THOUSANDS)

	Three Months	Three Months
	Ended	Ended
	March 31, 2003	March 31, 2002	% Change

GROSS PREMIUMS WRITTEN
Americas*	$341,388	$286,945	19.0%
EuroAsia	82,895	44,434	86.6
London Market	73,070	63,607	14.9
U.S. Insurance*	80,599	18,904	326.4

Total	$563,841	$403,753	39.6%

NET PREMIUMS WRITTEN
Americas	$318,619	$266,616	19.5%
EuroAsia	80,077	41,493	93.0
London Market	58,508	51,003	14.7
U.S. Insurance	32,725	3,709	782.3

Total	$489,929	$362,821	35.0%

NET PREMIUMS WRITTEN
Americas	$291,279	$208,745	39.5%
EuroAsia	77,583	34,765	123.2
London Market	63,967	36,928	73.2
U.S. Insurance	14,494	2,877	403.8

Total	$447,323	$283,315	57.9%

	Three Months	Three Months
	Ended	Ended	Percentage
	March 31, 2003	March 31, 2002	Point Change

LOSSES AND LOSS
ADJUSTMENT EXPENSE RATIO
Americas	69.7%	66.8%	2.9
EuroAsia	66.5	69.5	(3.0)
London Market	62.6	68.1	(5.5)
U.S. Insurance	77.0	90.3	(13.3)
Total	68.3%	67.5%	0.8
ACQUISITION COST AND OTHER UNDERWRITING EXPENSE
RATIO
Americas	33.4%	32.2%	1.2
EuroAsia	23.1	30.3	(7.2)
London Market	30.0	27.3	2.7
U.S. Insurance	15.9	24.2	(8.3)
Total	30.6%	31.3%	(0.7)
COMBINED RATIO
Americas	103.1%	99.0%	4.1
EuroAsia	89.6	99.8	(10.2)
London Market	92.6	95.4	(2.8)
U.S. Insurance	92.9	114.5	(21.6)
Total	98.9%	98.8%	0.1

*	Gross Premiums Written by the U.S. Insurance division have been ceded to, and are also included in the Americas division’s Gross Premiums Written. Accordingly, the sum of the Gross Premiums Written for each segment does not agree to the total Gross Premiums Written as shown in the table above and as reflected in the Consolidated Statements of Operations.